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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




  DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)        November 21, 1997
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                              VIRTUAL TELECOM, INC.
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                (Exact name of registrant as specified in its charter)



         Delaware                       0-22351                 98-0162893
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(State or Other Jurisdiction of       (Commission             (I.R.S. Employer
     Incorporation)                   File Number)           Identification No.)


        12, Av. des Morgines, 1213 Petit-Lancy / Geneva, Switzerland
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 (Address of Principal Executive Offices)                             (Zip Code)



Registrant s Telephone number, including area code            41-22-879-0879
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                                       N/A
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         (Former name or former address, if changed since last report)


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ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On November 21, 1997, the appointment of Raimondo, Pettit & Glassman as independent auditors for the Registrant was terminated by the Registrant and Arthur Andersen SA was engaged as independent auditors. The decision to change independent auditors will be submitted to the Board of Directors of the Registrant for their ratification and approval. During the fiscal year ended December 31, 1996 and 1995 and the subsequent interim period through November 21, 1997 there were no disagreements between the Registrant and Raimondo, Pettit & Glassman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements if not resolved to the satisfaction of Raimondo, Pettit & Glassman would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     Except for the explanatory paragraph included in the 1995 report, relating to substantial doubt existing about the Company's ability to continue as a going concern, the audit reports of Raimondo, Pettit & Glassman on the Registrant's financial statements as of December 31, 1996 and 1995 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


a. Exhibit I - Copy of the amended letter from Raimondo, Pettit & Glassman regarding change of independent public accountants.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Virtual  Telecom, Inc.


Dated: December 22, 1997                       /s/   NEIL GIBBONS
                                               ---------------------------
                                               Neil Gibbons, President